CERTIFICATE OF MERGER

                                       OF

                        EAST COAST VENTURE CAPITAL, INC.
                            (A NEW YORK CORPORATION)

                                       AND

                        EAST COAST VENTURE CAPITAL, INC.
                            (A DELAWARE CORPORATION)

               (UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW)

         It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

         FIRST: The Board of Directors of each of the constituent corporations has duly adopted an agreement and plan of merger setting forth the terms and conditions of the merger of said corporations.

         SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, is East Coast Venture Capital, Inc. (the "Surviving Corporation). The jurisdiction of its incorporation is Delaware; and the date of its incorporation therein is June 24, 1998. No Application for Authority in the State of New York of the Surviving Corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York; and it is not to do business in the State of New York until an Application for Authority shall have been filed by the Department of State of the State of New York.

         THIRD: The name of the domestic constituent corporation, which is being merged into the Surviving Corporation, is East Coast Venture Capital, Inc. (the "Merged Corporation"). The date upon which its certificate of incorporation was filed by the Department of State is June 14, 1983.

         FOURTH: The designation and number of the issued and outstanding shares of the Merged Corporation are as follows:


         Designation of                                       Number of
         each outstanding                                     outstanding
         class of shares                                      shares
         ---------------                                      ------

         Common Stock                                         5,701,545
         Preferred Stock                                      None

         The designation and number of the issued and outstanding shares of the Surviving Corporation are as follows:

         Designation of                                       Number of
         each outstanding                                     outstanding
         class of shares                                      shares
         ---------------                                      ------

         Preferred Stock                                      None
         Common Stock                                         None

         FIFTH: The merger herein certified was authorized in respect of the Merged Corporation by the requisite vote of holders of outstanding shares of the Merged Corporation entitled to vote on the agreement and plan of merger under paragraph (a)(2) of Section 903 of the Business Corporation Law of the State of New York.

         SIXTH: The merger herein certified is permitted by the laws of the jurisdiction of incorporation of the Surviving Corporation and is in compliance with said laws.

         SEVENTH: The Surviving Corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability of obligation of the Merged Corporation, for the enforcement of any liability of obligation of the Surviving Corporation for which the Surviving Corporation is previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the State of New York, of the right of shareholders of the Merged Corporation to receive payment for their shares against the Surviving Corporation.

         EIGHTH: The Surviving Corporation agrees that, subject to the provisions of Section 623 of the Business Corporation Law of the State of New York, it will promptly pay to the shareholders of the Merged Corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York relating to the rights of shareholders to receive payment for their shares.


         NINTH: The Surviving Corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of Section 306 of the Business Corporation Law of the State of New York in any action or special proceeding. The post office address within the State of New York to which the said Secretary of State shall mail a copy of any process against the Surviving Corporation served upon it is:

                  50 East 42nd Street, New York, NY 10017

         TENTH: The Merged Corporation hereby certifies that all fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance of the State of New York which are now due and payable by Merged Corporation have been paid and a cessation franchise tax report (estimated or final) through the anticipated date of merger has been filed by Merged Corporation. The said report, if estimated, is subject to amendment. The Surviving Corporation agrees that it will within thirty days after the filing of the certificate of merger file the cessation tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance of the State of New York all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by Merged Corporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:  June 25, 1998

                                               EAST COAST VENTURE CAPITAL, INC.
                                               (NEW YORK)



                                           /s/ ZINDEL ZELMANOVICH
                                               --------------------------------
                                               Zindel Zelmanovich, President

Attest:


/s/ NATHAN BERNEY
--------------------------------
Nathan Berney, Secretary

                                               EAST COAST VENTURE CAPITAL, INC.
                                               (DELAWARE)



                                           /s/ ZINDEL ZELMANOVICH
                                               --------------------------------
                                               Zindel Zelmanovich, President

Attest:


/s/ NATHAN BERNEY
--------------------------------
Nathan Berney, Secretary


                                       3